SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – July 28, 2005

________________________

WEST PHARMACEUTICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

_____________________

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Gordon Drive, PO Box 645, Lionville, PA		19341-0645
(Address of principal executive offices)		(Zip Code)

610-594-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to the terms of a Note Purchase Agreement dated as of July 28, 2005 (the “Note Purchase Agreement”), West Pharmaceutical Services, Inc. (the “Company”) issued $50,000,000 of Floating Series A Senior Notes due July 28, 2012 (the “Series A Notes”) and $25,000,000 of Floating Rate Series B Senior Notes due July 28, 2015 (the “Series B Notes”).

The Series A Notes were purchased by Allstate Life Insurance Company, Massachusetts Mutual Life Insurance Company, C. M. Life Insurance Company and General Electric Capital Assurance Company (“GE Capital”). The Series B Notes were purchased by Massachusetts Mutual Life Insurance Company, C. M. Life Insurance Company, United of Omaha Life Insurance Company (“United of Omaha”) and MassMutual Asia Limited. Affiliates of GE Capital and United of Omaha are existing noteholders of the Company.

The obligations under the Notes are guaranteed by the principal domestic subsidiaries of the Company.

The Series A Notes bear interest at the London Interbank Offered Rate (“LIBOR”) plus 0.80% and the Series B Notes bear interest at LIBOR plus 0.90%.

Covenants under the Note Purchase Agreement include the following: (i) priority debt may not exceed 25% of the Company’s total capitalization; and (ii) for any four consecutive quarters, (x) consolidated total debt may not exceed 3.5 times consolidated EBITDA and (y) interest expense may not exceed 2.5 times consolidated EBIT.

The Notes may be prepaid at the Company’s option with a prepayment premium of 3% in the first year after closing, which reduces by 1% in each of the next two years following closing.

The foregoing summary description of the terms of the Note Purchase Agreement and the Notes is qualified in its entirety by reference to the Note Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

The information contained in item 1.01 above is hereby incorporated by reference.

On July 28, 2005, the Company also entered into two interest-rate swap agreements with PNC Capital Markets Inc. to protect against volatility in the interest rates payable on the Series A and B Notes. The first interest rate swap agreement has a seven-year term at a notional amount of $50,000,000 under which the Company will receive variable interest rate payments based on three-month LIBOR in return for making quarterly payments at a fixed annual rate of 4.52%. The second interest rate swap agreement has a ten-year term at a notional amount of $25,000,000 under which the Company will receive variable interest rate payments based on 3-month LIBOR in return for making quarterly payments at a fixed annual rate of 4.61%.

Including the applicable margin, the interest-rate swap agreements effectively fix the interest rates payable on the Series A and B notes at 5.32% and 5.51%, respectively.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Note Purchase Agreement, dated as of July 28, 2005, among the Company and the several insurance companies listed therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ John R. Gailey III
John R. Gailey III
Vice President, General Counsel

August 3, 2005

Exhibit Index

Exhibit No.
99.1	Note Purchase Agreement, dated as of July 28, 2005, among the Company and the several insurance companies listed therein.